December 9, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                  RE:      The Sherwood Group, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         On behalf of our client The Sherwood Group, Inc. (the "Company"), simultaneously herewith, we are filing pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, the Company's Registration Statement on Form S-8 (the "Registration Statement"), including exhibits thereto.

         The Company, by wire transfer in the amount of $1,606.82, has paid the applicable registration fee in connection with the Registration Statement.

         If you have any questions concerning the with respect to this filing or require any further information, please call the undersigned at (973) 596-4637.

                                                     Very truly yours,

                                                     /s/  Frank E. Lawatsch, Jr.

                                                     Frank E. Lawatsch, Jr.

cc:      Laura Singer, Esq.


(..continued)





                                                       - 2 -

                     As filed with the Securities and Exchange Commission on December 9, 1997.

=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  --------------

                            THE SHERWOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                   22-2394480
(State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)

10 Exchange Place Centre, Jersey City, New Jersey                      07032
(Address of principal executive offices)                            (Zip Code)

                 The Sherwood Group, Inc. 1995 Stock Option Plan
                            (Full title of the plan)

        Mr. Dennis Marino, Executive Vice President and Chief Administrative
                       Officer, The Sherwood Group, Inc.,
             10 Exchange Place Centre, Jersey City, New Jersey 07032
                     (Name and address of agent for service)

                                     (201) 946-2200
                 (Telephone number, including area code, of agent for service)

                                    Copy to:
                          Frank E. Lawatsch, Jr., Esq.
                 Crummy, Del Deo, Dolan, Griffinger & Vecchione
                              One Riverfront Plaza
                          Newark, New Jersey 07102-5497
                                                  (201) 596-4500

                         Calculation of Registration Fee

----------------------------------------- ---------------- -------------------- ----------------- -------------------
                                                                Proposed            Proposed
          Title of Each Class                 Amount        Maximum Offering        Maximum           Amount of
             of Securities                     To Be              Price            Aggregate         Registration
            to be Registered               Registered(1)      Per Share(2)          Offering            Fee(2)
                                                                                    Price(2)
----------------------------------------- ---------------- -------------------- ----------------- -------------------
----------------------------------------- ---------------- -------------------- ----------------- -------------------
Common Stock, par value $.01 per share        420,000            $12.625           $5,302,500         $1,606.82
----------------------------------------- ---------------- -------------------- ----------------- -------------------

         (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers additional shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (2) Estimated solely for the purposes of calculating the registration fee and based on the average of the last sale price for the Common Stock as quoted on the New York Stock Exchange on December 3, 1997.

                                                       - 5 -
                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Sherwood Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997;

                  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1997;

                  (3) The Company's definitive Proxy Statement dated September 2, 1997 for its Annual Meeting of Stockholders;

                  (4) The Company's definitive Proxy Statement dated November 12, 1997 for a Special Meeting of Stockholders;

                  (5) The description of the Company's  common stock,  par value
                  $.01  per  share  (the  "Common  Stock"),   contained  in  the
                  Company's Registration Statement filed on Form S-1 (File No. 33-12904) as filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description; and

                  (6) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities

         Not applicable.

Item 5  Interests of Named Experts and Counsel

         Ralph N. Del Deo is a senior partner in the law firm of Crummy, Del Deo, Dolan, Griffinger & Vecchione, P.C. which performs legal services for the Company and is a director of the Company.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches the director's duty of loyalty to the corporation or its stockholders; (ii) acts or loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

         Article 7 of the Company's Restated Certificate of Incorporation, provides that no director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent such elimination or limitation is prohibited by the Delaware General Corporation Law. In addition, Article 7 of the Company's Restated Certificate of Incorporation provides in substance that to the fullest extent permitted by Delaware law, each director and officer shall be indemnified by the Company against reasonable costs and expenses, including attorneys fees, and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason of his or her having been a director or officer of the Company. The indemnification provided by the Company's Restated Certificate of Incorporation and By-laws is not deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification may be entitled.

         The Company has entered into Indemnification Agreements with the directors and executive officers of the Company (the "Officers") whereby the Company has agreed to indemnify and hold harmless the Officers to the fullest extent permitted by the provisions of the Delaware General Corporation Law, and pay any and all expenses, fines, costs, and judgments or awards which the Officers may incur in connection with their service as officers of the Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

Exhibit No.                                                               Description
4.1                                         The Sherwood Group, Inc. 1995 Stock Option Plan, as amended (the "Plan")

4.2                                         The Company's Restated Certificate of Incorporation, as amended, in effect as of the date of this Registration Statement
4.3                                         Amendment to the Company's Restated Certificate of Incorporation
                                            approved by the Company's Stockholders on October 21, 1997
4.4                                         By-laws of the Company, as amended
5                                           Opinion of Crummy, Del Deo, Dolan, Griffinger & Vecchione.
23.1                                        Consent of KPMG Peat Marwick LLP
23.2                                        Consent of Crummy, Del Deo, Dolan, Griffinger & Vecchione (included in
                                            Exhibit 5)
24.1                                        Powers of Attorney (included on Page 6 of this Registration Statement)


Item 9.  Undertakings.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by section 10(a)
(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing procedures, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                                       - 7 -
                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey, on this 5th day of December, 1997.

                                               THE SHERWOOD GROUP, INC.



                                               By: /s/  Dennis Marino
                                                   Dennis Marino,
                                                   Executive Vice President and
                                                   Chief Administrative Officer

         Each person whose individual signature appears below hereby authorizes each of or either of Arthur Kontos and Dennis Marino and each of them, individually, as his true and lawful attorney-in-fact with full power of substitution to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                  Date
---------                               -----                                  ----
         /s/  Arthur Kontos             Director and Chief Executive Officer   December 5, 1997
------------------------------------
Arthur Kontos

         /s/ James H. Lynch, Jr.        Chairman of the Board                  December 5, 1997
------------------------------------
James H. Lynch, Jr.

         /s/  Dennis Marino             Director                               December 5, 1997
------------------------------------
Dennis Marino

         /s/  Richard J. Marino         Director                               December 5, 1997
------------------------------------
Richard J. Marino

         /s/  Thomas Neumann            Director                               December 5, 1997
------------------------------------
Thomas Neumann

         /s/  Ralph N. Del Deo          Director                               December 5, 1997
------------------------------------
Ralph N. Del Deo





         /s/ John Duffy                 Director                               December 5, 1997
------------------------------------
John P. Duffy

         /s/  Carl H. Hewitt            Director                               December 5, 1997
------------------------------------
Carl H. Hewitt

         /s/ Stephen J. DiLascio        Director                               December 5, 1997
------------------------------------
Stephen J. DiLascio

         /s/  Denise Isaac             Chief Financial Officer and             December 5, 1997
------------------------------------   Principal Accounting Officer
Denise Isaac



                                                                    Exhibit 4.1
                            THE SHERWOOD GROUP, INC.

                             1995 STOCK OPTION PLAN

SECTION 1.  PURPOSE

         The purpose of The Sherwood Group, Inc. Stock Option Plan (the "Plan") is to provide an additional incentive to employees, independent contractors, agents and consultants of The Sherwood Group, Inc. (the "Company") and its subsidiaries, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders.

SECTION 2.  DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Section 2.

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Control". A change in control of the Company shall be deemed to have occurred if, over the initial opposition of the then-incumbent Board (whether or not such Board ultimately acquiesces therein), (i) any person or group of persons shall acquire, directly or indirectly, stock of the Company having at least 25% of the combined voting power of the Company's then-outstanding securities, or (ii) any shareholder or group of shareholders shall elect a majority of the members of the Board in each case after January 1, 1995 (except persons or entities which as of January 1, 1995 are identified as holders of 5% or more beneficial owners of the Company's securities in the Company's filings under the Exchange Act).

         (c) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, as it or they may be amended from time to time.

         (d) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of two or more members of the Board who are Non-Employee Directors as such term is defined in Rule 16b-3 of the Exchange Act.

         (e) "Date of Exercise" shall mean the earlier of the date on which written notice of exercise, together with payment in full, is received at the office of the Secretary of the Company or the date on which such notice and payment are mailed to the Secretary of the Company at its principal office by certified or registered mail.

         (f) "Employee" shall mean any employee or any officer of the Company or any of its Subsidiaries, or any other person, who is an independent contractor, agent or consultant of the Company or any of its Subsidiaries, and excluding any director of the Company who is not otherwise an employee of the Company. For the purposes of any provision of this Plan relating to Incentive Stock Options, the term "Employee" shall be limited to mean any employee (as that term is defined under Code Section 3401(c)) or officer of the Company or any of its Subsidiaries, but not any person who is merely an independent contractor, agent or consultant of the Company or any of its subsidiaries.

         (g) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         (h) "Fair Market Value" shall mean for any day the mean of the highest and lowest selling prices of the Stock as reported on the Composite Tape for securities traded on the New York Stock Exchange.

         (i) "Grantee" shall mean an Employee granted a Stock Option.

         (j) "Granting Date" shall mean the date on which the Committee authorizes the issuance of a Stock Option for a specified number of shares of Stock to a specified Employee.

         (k) "Incentive Stock Option" shall mean a Stock Option granted under the Plan which is properly qualified under the provisions of Section 422 of the Code.

         (l) "Nonqualified Stock Option" shall mean a Stock Option granted within the Plan which is not an Incentive Stock Option or otherwise qualified under similar tax provisions.

         (m) "Progressive Stock Options" shall mean either Incentive Stock Options or Nonqualified Stock Options granted pursuant to Section 5(j) of this Plan.

         (n) "Stock" shall mean the Common Stock, as par value $.01 per share, of the Company.

         (o) "Stock Appreciation Right" shall mean a right granted pursuant to the Plan to receive Stock, cash, or a combination thereof, upon the surrender of the right to purchase all or part of the shares of Stock covered by a Stock Option.

         (p) "Stock Option" shall mean an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan to purchase shares of Stock.

         (q)  "Subsidiary"  shall mean any subsidiary  corporation as defined in
Section 424 of the Code.

SECTION 3.  SHARES OF STOCK SUBJECT TO THE PLAN

         Subject to adjustment pursuant to Section 9, 1,187,200 shares of Stock shall be reserved for issuance upon the exercise of Stock Options granted pursuant to this Plan. Shares delivered under the Plan may be authorized and unissued shares or issued shares held by the Company in its treasury. If any Stock Options expire or terminate without having been exercised, the shares of Stock covered by such Stock Option shall become available again for the grant of Stock Options hereunder. Similarly, if any Stock Options are surrendered for cash pursuant to the provisions of Section 7, the shares of Stock covered by such Stock Options shall also become available again for the grant of Stock Options hereunder. Shares of Stock covered by Stock Options surrendered for Stock pursuant to Section 7, however, shall not become available again for the grant of Stock Options hereunder.

SECTION 4.  ADMINISTRATION OF THE PLAN

         (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option grants, and to make all other determinations necessary or advisable for the administration of the Plan.

         (b) It is intended that the Plan and any transaction hereunder meet all of the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, as such rule is currently in effect or as hereafter modified or amended, and all other applicable laws. If any provision of the Plan or any transaction would disqualify the Plan or such transaction under, or would not comply with, Rule 16b-3 or other applicable laws, such provision or transaction shall be construed or deemed amended to conform to Rule 16b-3 or such other applicable laws or otherwise shall be deemed to be null and void, in each case to the extent permitted by law and deemed advisable by the Committee.

         (c) Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

SECTION 5.  GRANTING OF STOCK OPTIONS

         (a) Only Employees shall be eligible to receive Stock Options under the Plan. Directors of the Company who are not also employees of the Company or one of its Subsidiaries shall not be eligible for Stock Options.

         (b) The option price of each share of Stock subject to an Incentive Stock Option shall be at least 100% of the Fair Market Value of a share of the Stock on the Granting Date.

         (c) The option price of each share of Stock subject to a Nonqualified Stock Option shall be 100% of the Fair Market Value of a share of the Stock on the Granting Date, or such other price either greater than or less than the Fair Market Value (but in no event less than the par value of the Stock) as the Committee shall determine appropriate to the purposes of the Plan and to the Company's total compensation program.

         (d) The Committee shall determine and designate from time to time those Employees who are to be granted Stock Options and whether the particular Stock Options are to be Incentive Stock Options or Nonqualified Stock Options, and shall also specify the number of shares covered by and the option price per share of each Stock Option. Each Stock Option granted under the Plan shall be clearly identified as to its status as a Nonqualified Stock Option or an Incentive Stock Option.

         (e) The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the individual's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) A Stock Option shall be exercisable during such period or periods and in such installments as shall be fixed by the Committee at the time the Stock Option is granted or in any amendment thereto; but each Stock Option shall expire not later than ten years from the Granting Date.

         (g) The Committee shall have the authority to grant both transferable Stock Options and nontransferable Stock Options, and to amend outstanding nontransferable Stock Options to provide for transferability. Each nontransferable Stock Option intended to qualify under Rule 16b-3 or otherwise shall provide by its terms that it is not transferable otherwise than by will or the laws of descent and distribution and is exercisable, during the Grantee's lifetime, only by the Grantee. Each transferable Stock Option may provide for such limitations on transferability and exercisability as the Committee may designate at the time a Stock Option is granted or is otherwise amended to provide for transferability.

         (h) Stock Options may be granted to an Employee who has previously received Stock Options or other options whether such prior Stock Options or other options are still outstanding, have previously been exercised or surrendered in whole or in part, or are canceled in connection with the issuance of new Stock Options.

         (i) Subject to adjustment pursuant to Section 9, the aggregate number of shares of Stock subject to Stock Options granted to an Employee under the Plan during any calendar year shall not exceed 300,000 shares.

         (j) Without in any way limiting the authority of the Committee to make grants of Stock Options under the Plan, and in order to induce Employees to retain ownership of Stock, the Committee shall have the authority (but not the obligation) to include within any agreement reflecting a Stock Option a provision entitling the Grantee of such Stock Option to a further Stock Option (a "Progressive Stock Option") in the event the Grantee exercises such Nonqualified Stock Option evidenced by such agreement, in whole or in part, by surrendering other shares of Stock in accordance with this Plan and the terms and conditions of such agreement. Any such Progressive Stock Option shall be for a number of shares of Stock equal to the number of surrendered shares, shall become exerciseable no sooner than six months after the Granting Date of the Stock Option or such longer period as the Committee may establish, shall have an option price per share equal to one hundred percent (100%) of the Fair Market Value of a share of Stock on the Granting Date of the Progressive Stock Option, and shall be subject to such other terms and conditions as the Committee may determine.

         (k) Notwithstanding the foregoing, the option price of an Incentive Stock Option in the case of a Grantee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, will not be less than one-hundred-ten percent (110%) of the Fair
Market Value of the Stock at the Granting Date and in the case of such a Grantee, the Incentive Stock Option may be exercised no more than five years after the Granting Date.

SECTION 6.  EXERCISE OF STOCK OPTIONS

         (a) Except as provided in Section 8, no Stock Option may be exercised at any time unless the Grantee is an Employee on the Date of Exercise and, in the case of holders of Incentive Stock Options, has been an Employee at all times during the period beginning on the Granting Date and ending on the day 3 months before the date of such exercise.

         (b) The Grantee shall pay the option price in full on the Date of Exercise of a Stock Option in cash, by check, or by delivery of full shares of Stock of the Company, duly endorsed for transfer to the Company with signature guaranteed, or by any combination thereof. Stock will be accepted at its Fair Market Value on the Date of Exercise.

         (c) Subject to the approval of the Committee, or of such person to whom the Committee may delegate such authority ("its designee"), the Company may loan to the Grantee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares of Stock acquired upon exercise of a Stock Option, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Committee or its designee. Such promissory note shall be secured by the pledge to the Company of shares of Stock having an aggregate purchase price on the date of purchase equal to or greater than the amount of such note. A Grantee shall have, as to such pledged shares of Stock, all rights of ownership including the right to vote such shares of Stock and to receive dividends paid on such shares of Stock, subject to the security interest of the Company. Such shares of Stock shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company; provided, however that shares of Stock subject to a pledge may be used to pay all or part of the purchase price of any other option granted hereunder or under any other stock incentive plan of the Company under the terms of which the purchase price of an option may be paid by the surrender of shares of Stock, subject to the terms and conditions of this Plan relating to the surrender of shares of Stock in payment of the exercise price of an option. In such event, that number of the newly purchased shares of Stock equal to the shares of Stock previously pledged shall be immediately pledged as substitute security for the pre-existing debt of the Grantee to the Company, and thereupon shall be subject to the provisions hereof relating to pledged shares of Stock. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Committee or its designee or stated in the option agreement; provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

SECTION 7.  STOCK APPRECIATION RIGHTS

         (a) The Committee may grant to any Employee, Stock Appreciation Rights in connection with any Stock Option. Stock Appreciation Rights may be granted at the time the related Stock Option is granted or at any time thereafter up to six months prior to the expiration of the related Stock Option.

         (b) Stock Appreciation Rights shall be exercisable at such times and to the extent that the related Stock Option shall be exercisable and only to the extent the Stock Appreciation Right has a positive value, unless the Committee specifies a more restrictive period.

         (c) Upon the exercise of a Stock Appreciation Right, the Grantee shall surrender the related Stock Option or a portion thereof and shall be entitled to receive payment of an amount determined by multiplying the number of shares as to which the Stock Option rights are surrendered by the difference obtained by subtracting the exercise price per share of the related Stock Option from the Fair Market Value of a share of Stock on the Date of Exercise of the Stock Appreciation Right.

         (d) Payment of the amount determined under Section 7(c) shall be made in Stock, in cash, or partly in cash and partly in Stock as the Committee shall determine in its sole discretion.

         (e) Except as provided in Section 10(b), the exercise of a Stock Appreciation Right for cash may be made only during the period beginning on the third business day following the release of quarterly or annual financial data and ending on the twelfth business day following such date.

SECTION 8.  TERMINATION OF EMPLOYMENT

         Except as otherwise provided by the Committee at the time the Stock Option is granted or any amendment thereto, if a Grantee ceases to be an Employee then:

         (a) if termination of employment is voluntary or involuntary without cause, the Grantee may exercise each Stock Option held by the Grantee within three months after such termination (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which are purchasable pursuant to its terms at the date of termination;

         (b) if termination is for cause, all Stock Options held by the Grantee shall be canceled as of the date of termination;

         (c) subject to the provisions of Section 8(d), if termination is (i) by reason of retirement at a time when the Grantee is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Subsidiary, or (ii) by reason of disability, each Stock Option held by the Grantee may be exercised by the Grantee at any time (but not after the expiration date of the Stock Option) (within one year of termination in the case of Incentive Stock Options) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination;

         (d) if termination is by reason of the death of the Grantee, or if the Grantee dies after retirement or disability as referred to in Section 8(c), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise the Stock Option by reason of the Grantee's death, at any time within a period of three years after death (but not after the expiration date of the Stock Option) to the extent of the total number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination; or

         (e) if the Grantee should die within three months after voluntary termination of employment or involuntary termination without cause, as contemplated in Section 8(a), each Stock Option held by the Grantee may be exercised by the Grantee's estate, or by any person who acquires the right to exercise by reason of the Grantee's death, at any time within a period of one year after death (but not after the expiration date of the Stock Option) to the extent of the number of shares subject to the Stock Option which were purchasable pursuant to its terms at the date of termination.

SECTION 9.  ADJUSTMENTS

         In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Stock, there shall be an appropriate adjustment made by the Board in the number and kind of shares that may be granted in the aggregate and to individual Employees under the Plan, the number and kind of shares subject to each outstanding Stock Option and Stock Appreciation Right and the option prices.

SECTION 10.  TENDER OFFER; CHANGE IN CONTROL

         (a) A Stock Option shall become immediately exercisable to the extent of the total number of shares subject to the Stock Option in the event of (i) a tender offer by a person or persons other than the Company for all or any part of the outstanding Stock if, upon consummation of the purchases contemplated, the offeror or offerors would own, beneficially or of record, an aggregate of more than 25% of the outstanding Stock, or (ii) a Change in Control of the Company.

         (b) The Committee may authorize the payment of cash upon the exercise of a Stock Appreciation Right during a period (i) beginning on the date on which a tender offer as described in (a), above, is first published or sent or given to holders of Stock and ending on the date which is seven days after its termination or expiration, or (ii) beginning on the date on which a Change in Control of the Company occurs and ending on the twelfth business day following such date.

SECTION 11.  GENERAL PROVISIONS

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or such Subsidiary to terminate an Employee's employment at any time.

         (c) Notwithstanding any other provision of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

                  (i) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange;

                  (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee may, in its discretion upon the advice of counsel, deem necessary or advisable; and

                  (iii) The obtaining of any other consent, approval or permit from any state or federal governmental agency which the Committee may, in its discretion upon the advice of counsel, determine to be necessary or advisable.

         (d) The Company shall have the right to deduct from any payment or distribution under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary to satisfy all obligations for the payment of such taxes. In case distributions are made in shares of Stock, the Company shall have the right to retain the value of sufficient shares of Stock to equal the amount of tax to be withheld for such distributions or require a recipient to pay the Company for any such taxes required to be withheld on such terms and conditions prescribed by the Committee.

         (e) No Grantee shall have any of the rights of a shareholder by reason of a Stock Option until it is exercised.

         (f) This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

SECTION 12.  AMENDMENT AND TERMINATION

         (a) The Plan shall terminate on August 1, 2005 and no Stock Option shall be granted hereunder after that date, provided that the Board may terminate the Plan at any time prior thereto.

         (b) The Board may amend the Plan at any time without notice, provided however, that the Board may not, without prior approval by the shareholders, (i) increase the maximum number of shares of Stock for which Stock Options may be granted (except as contemplated by the provisions of Section 9), (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (c) No termination or amendment of the Plan may, without the consent of a Grantee to whom a Stock Option shall theretofore have been granted, adversely affect the rights of such Grantee under such Stock Option.

SECTION 13.  EFFECTIVE DATE AND SHAREHOLDERS' APPROVAL

         The Plan shall become effective as of August 30, 1995 subject to its approval by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote thereon at the Annual Meeting of Shareholders of the Company or any adjournment or postponement thereof.

                                                                    Exhibit 4.2
                RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
                                       OF
                            THE SHERWOOD GROUP, INC.

                  It is hereby certified that

                           1. The name of the Corporation is THE SHERWOOD GROUP,
                  INC. (hereinafter referred to as the "Corporation").

                           2. The address of its registered  office in the State
                  of Delaware is 229 South State Street, in the city of Dover, County of Kent, 19901. The name of its registered agent at such address is Prentice Hall Corporate Services.

                           3. The  nature  of the  business  or  purposes  to be
                  conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                           4. The total number of shares of all classes of stock
                  that  the  Corporation   shall  have  authority  to  issue  is
                  51,000,000, of which 1,000,000 shares shall be Preferred Stock, par value $.01 per share, ("Preferred Stock") and of which 50,000,000 shares shall be Common Stock, par value $.01 per share ("Common Stock"), and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

                                    1.      Preferred Stock

                                            (a)  The  Preferred   Stock  may  be
                           issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection 1(b) of this Section 4.

                                            (b)  Authority  is hereby  vested in
                           the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (1) to (viii) inclusive;

                                                     (i)      The number of
                           shares to constitute such series, and the distinctive designations thereof;

                                                     (ii)     the voting powers,
                           full or limited, if any, of such series;

                                                     (iii)    the rate of
                           dividends payable on shares of such
                           series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date form which dividends on shares of such series shall be cumulative;

                                                     (iv)     the redemption
                           price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

                                                     (v)      the requirement of
                           any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

                                                     (vi)     the rights of
                           shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

                                                     (vii)    the rights, if
                           any, of the holders of shares of such
                           series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

                                                     (viii)   any other
                           preferences and relative, participating,
                           optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

                                            (c) The number of authorized  shares
                           of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

                                    2.      Common Stock

                                            At every meeting of the stockholders
                           of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy) on all matters which may lawfully be submitted to a vote of stockholders (except to the extent otherwise required by law).

                                            At the time at which  this  Restated
                           Certificate of Incorporation becomes effective, the par value of each share of Common Stock, par value $.10 per share, issued and outstanding as at such time, shall be reduced to $.01 per share.

                           5. The Corporation is to have perpetual existence.

                           6. In furtherance and not in limitation of the powers
                  conferred by statute, the board of directors is expressly authorized:

                                    To make,  alter or repeal the by-laws of the
                          corporation.

                                     To  authorize  and  cause  to  be  executed
                           mortgages and liens upon the real and personal property of the corporation.

                                    To set  apart out of any of the funds of the
                           corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                                    By  a  majority  of  the  whole  board,   to
                           designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member or members thereof the members or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                                    When authorized by the  affirmative  vote of
                           the holders of majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                           7.               (a)      No person serving as a
                                    director of the Corporation shall be
                                    liable to the Corporation or its
                                    shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
                                    Section 174 of the Delaware General
                                    Corporation Law, or  (iv) for any
                                    transaction from which the director derived an improper personal benefit.

                                            (b)   (i)  The   corporation   shall
                                    indemnify,  subject to the  requirements  of
                                    subsection   (iii)  of  this  Section,   any
                                    person,    or   his    heirs    and    legal
                                    representatives, who was or is a party or is
                                    threatened   to  be  made  a  party  of  any
                                    threatened,  pending  or  completed  action,
                                    suit or proceeding, whether civil, criminal,
                                    administrative or  investigative,  by reason
                                    of the  fact  that he is or was a  director,
                                    officer,   employee   or  agent  of  another
                                    corporation,   partnership,   joint  venture
                                    trust or other enterprise,  against expenses
                                    (including   attorneys'  fees),   judgments,
                                    fines  and   amounts   paid  in   settlement
                                    actually and  reasonably  incurred by him in
                                    connection   with  such   action,   suit  or
                                    proceeding  if he acted in good faith and in
                                    a manner he reasonably  believed to be in or
                                    not  opposed  to the best  interests  of the
                                    Corporation   and,   with   respect  to  any
                                    criminal   action  or  proceeding,   had  no
                                    reasonable  cause to believe his conduct was
                                    unlawful; except that, as to any threatened,
                                    pending or completed action or suit by or in
                                    the   right   of   the   Corporation,   such
                                    indemnification shall be limited to expenses
                                    (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the case, and in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, shall not be made without court approval.

                                            (ii) To the extent  that a director,
                                    officer,    employee   or   agent   of   the
                                    corporation   shall  be  successful  on  the
                                    merits  or   otherwise  in  defense  of  any
                                    action,  suit or  proceeding  referred to in
                                    subsection  (a)  of  this  Section,   or  in
                                    defense  of  any  claim,   issue  or  matter
                                    therein, the Corporation shall indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                            (iii)  Any   indemnification   under
                                    subsection  (i)  of  this  Section   (unless
                                    ordered  by a  court)  shall  be made by the
                                    Corporation   only  as   authorized  in  the
                                    specific case upon a determination that the director, officer, employee or agent has met the applicable standard of conduct set forth in subsection (a) of this Section. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, of (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                                            (iv) The  Corporation  shall  pay in
                                    advance of the final  disposition of a civil
                                    or  criminal  action,   suit  or  proceeding
                                    expenses  incurred by a  director,  officer,
                                    employee or agent in defending  such action,
                                    suit  or  proceeding   upon  receipt  of  an
                                    undertaking by or on behalf of the director,
                                    officer,  employee  or agent  to repay  such
                                    amount if it shall  ultimately be determined
                                    that he is not entitled to be indemnified by
                                    the   Corporation   as  authorized  in  this
                                    Section.

                                            (v) The indemnification  provided by
                                    this Section shall not limit the Corporation
                                    from  providing  any  other  indemnification
                                    permitted  by law  nor  shall  it be  deemed
                                    exclusive of any other rights to which those
                                    indemnified   may  be  entitled   under  any
                                    by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           8.       (a)     Except as otherwise expressly
                  provided in paragraph c of this Section B:

                                            (i)      any merger or consolidation
                  of the Corporation of any Subsidiary (as hereinafter defined) with or into any Major Stockholder (as hereinafter defined), or

                                            (ii)     any sale, lease, exchange,
                  mortgage, pledge, transfer or other disposition to or with any Major Stockholder of all or substantially all of the assets of the Corporation, or

                                            (iii)    the adoption of any plan or
                  proposal for the liquidation or dissolution of the Corporation;

                  shall require the affirmative vote ofd the holders of at least eighty percent (80%) of the votes entitled to be cast by the holders of the outstanding Class A Stock and Common Stock of the Corporation voting together as one class ("Voting
                  Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or otherwise.

                                    (b) For the  purposes of this Section 8, (i)
                  "Major Stockholder" shall mean any individual, firm, corporation (other than the Corporation) or other entity which, as of the record date for the determination of stockholders entitled to notice of and to vote on any of the transactions described in clauses (i) through (iii) of paragraph (a) of this Section 8, or immediately prior to the consummation of any such transaction, is the beneficial owner of 10% or more of the votes represented by the Voting Shares;
                  (ii) an individual, firm, corporation or other entity shall be deemed to be the beneficial owner of any Voting Shares (x) which it has the right to acquire pursuant to any agreement, or upon the exercise of conversion rights, warrants, or options, or otherwise, or (y) which are beneficially owned, directly or indirectly [including shares deemed owned through the application of clause (a) above], by it or any "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934) of it, or by any other individual, firm, corporation or other entity with which it or any "affiliate" or "associate" (as defined above) of it has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; (iii) the outstanding Voting Shares shall include shares deemed owned by a Major Stockholder (or an individual, firm, corporation or other entity deemed a Major Stockholder) through the application of clauses (x) and (y) of clause (ii) above but shall not include any other Voting Shares which may be issuable by the Corporation to any other individual, firm, corporation or other entity pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise; and (iv) "Subsidiary" shall mean any corporation of which a majority of any class of "equity security" (as defined in Rule 3all-1 of the General Rules and Regulations under the Securities Exchange Act of 1934) is owned, directly or indirectly, by the Corporation.

                                    (c) The  provisions  of this Section 8 shall
                  not apply to any transaction described in clauses (i) or (ii) of paragraph (a) of this Section 8 (i) if the Corporation is then, and at all times throughout the preceding twelve months has been, directly or indirectly, the beneficial owner of a majority of each class of the outstanding "equity securities" (as defined above) of the Major Stockholder which is a party to such transaction, (ii) if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with the Major Stockholder which is a party to such transaction, consistent in material terms with such transaction, prior to the time such Major Stockholder shall have become a beneficial owner of 10% or more of the votes represented by the Voting Shares, or (iii) if such transaction is approved by a resolution adopted prior to the consummation of such transaction by the affirmative vote of 70% of the whole Board of Directors of the Corporation (the "whole Board" being a number of directors which the Corporation would have if there were no vacancies), provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the later of (a) the date that such Major Stockholder first became a beneficial owner of 10% or more of the votes represented by the Voting Shares or (b) January 1, 1987 or such majority were the designees or nominees of such members of the Board of Directors.

                                    (d)  Notwithstanding any other provisions of
                  the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), any amendment, alteration, change or repeal of this Section 8 of the Certificate of Incorporation shall require the affirmative vote of the holders of at least eighty percent (80% of the votes represented by the Voting Shares.

                           9. Whenever a compromise or  arrangement  is proposed
                  between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof, or on the application o f any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                           10. (a) Commending with the first meeting of shareholder at which directors are to be elected following the effective date of this Restated Certificate of Incorporation, the directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, each class to be as nearly equal in number as possible, which classes shall be designated as Class 1, Class 2 and Class 3. Subject to the provisions hereof, the number of directors in each class shall from time to time be designated by the Board of Directors of the Corporation. The Class 1 directors shall be elected initially for a term of one year which term shall expire at the first Annual Meeting of Shareholders following the classification of the Board of Directors, the Class 2 directors shall be elected initially for a term of two years which term shall expire at the Annual Meeting of Shareholders following the classification of the Board of Directors, and the Class 3 directors shall be elected initially for a term of three (3) years which term shall expire at the third Annual Meeting of Shareholders to be held following the classification of the Board of Directors. At each Annual Meeting, commencing with the first Annual Meeting to be held following the classification of the Board of Directors, the successors to the class shall be elected to hold office for a term of three years so that the term of office of one class of directors shall expire each year.

                                    (b)  Notwithstanding any other provisions of
                  the Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws of the Corporation), any amendment, alteration, change or repeal of this Section 10 of the Certificate of Incorporation shall require the affirmative vote of the holders of at least eighty percent (80%) of the votes represented by the Voting Shares.

                           11. Meeting of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot, unless the By-Laws of the Corporation shall so provide.

                           12. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now, or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                                    Exhibit 4.3
                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            THE SHERWOOD GROUP, INC.

         The Sherwood Group, Inc., a corporation organized and existing under and by virtue of Section 242 of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1. By Unanimous Written Consent dated August 19, 1997, resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation filed on February 4, 1987 with the Delaware Department of State (the "Certificate"), declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof pursuant to
Section 222 of the General Corporation Law of the State of Delaware.

         2. At an annual meeting of the stockholders of the Corporation held on October 21, 1997, resolutions to amend the Certificate were proposed and duly adopted by a sufficient number of shares entitled to vote as required by Delaware law. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that the Corporation's Certificate of Incorporation shall be amended as follows:

         Article 4 is amended and restated in its entirety as follows:

                  "4. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 51,000,000, of which 1,000,000 shares shall be Preferred Stock, par value $.01 per share ("Preferred Stock") and of which 50,000,000 shares shall be Common Stock, par value $.01 per share ("Common Stock"), and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

         1.       Preferred Stock

                  (a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection 1(b) of this Section 4.

                  (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to (viii) inclusive;

                           (i) the number of shares to constitute such series, and the distinctive designations thereof;

                           (ii) the voting powers, full or limited, if any, of such series;

                           (iii) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

                           (iv) the redemption price or prices,  if any, and the
         terms  and   conditions  on  which  shares  of  such  series  shall  be redeemable;

                           (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

                           (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

                           (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange;

                           (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

                  (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

         2.       Common Stock
                  At every meeting of the stockholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Common Stock shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy) on all matters which may lawfully be submitted to a vote of stockholders (except to the extent otherwise required by law).


         At the time at which this Restated Certificate of Incorporation becomes effective, the par value of each share of Common Stock, par value $.10 per share, issued and outstanding as at such time, shall be reduced to $.01 per share."


         3.       The  following   votes  were  cast  in  connection   with  the
                  aforementioned amendment: 10,077,542 votes in favor 46,900 votes against 7,725 votes abstained

         4. The amendment was duly adopted in accordance  with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Arthur Kontos, its President, this 21st day of October, 1997.


                                          THE SHERWOOD GROUP, INC.


                                          /s/  Arthur Kontos
                                          Arthur Kontos
                                          President and Chief Executive Officer

ATTEST:


      /s/  Laura Singer
Laura Singer, Assistant Secretary

                                                                    Exhibit 4.4

                                     BY-LAWS
                                       OF

                      THE SHERWOOD GROUP, INC., AS AMENDED


                                    ARTICLE I
                                     OFFICES
         Section 1. The registered office shall be in the city of Dover, County of Kent, State of Delaware. Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.
                                   ARTICLE II
                             MEETING OF STOCKHOLDERS
         Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Jersey City, State of New Jersey, or at such other place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
         Section 2. Annual meetings of stockholders, commencing with the year 1969, shall be held on the 1st day of August if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11 A.M. or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.
         Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting.
         Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
         Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
         Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting.
         Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
         Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
         Section 9. When a quorum is present at any meeting, the vote of a majority of the outstanding stock having voting power shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of any Stockholders Agreement which a different vote is required in which case such express provision shall govern and control the decision of such question.
         Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
         Section 11. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
                                   ARTICLE III
                                    DIRECTORS
         Section 1. The board of directors shall consist of one or more members, the number of directors to be fixed from time to time by the board of directors.
         Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the action of the board of directors or the vote of the holders of the outstanding stock having voting power.
         Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by its stockholders.
                                             MEETINGS OF THE BOARD OF DIRECTORS
         Section 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
         Section 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
         Section 6. Regular meetings of the board of directors may be held at such time and at such place as shall from time to time be determined by the board.
         Section 7. Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.
         Section 8. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time without notice other than the announcement at the meeting, until a quorum shall be present.
         Section 9. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.
         Section 10. Members of the Board of Directors may participate in meetings of the Board or any committee thereof by conference telephone call provided that all members of the board participating in said meeting may hear each other, and such participation shall constitute presence in person at the meeting.

         Section 11. The chairman of the board shall be a member of the board and shall be selected by a majority vote or unanimous written consent of the members of the board. He shall perform such duties as may from time to time be assigned to him by the board.

                            COMPENSATION OF DIRECTORS

         Section 12. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meetings of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV
                                     NOTICES
         Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.
         Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
                                    ARTICLE V
                                    OFFICERS
         Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.
         Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice-presidents, a secretary and a treasurer.
         Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
         Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
                                  THE PRESIDENT

         Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, accept where required or permitted by law to be otherwise signed and executed and accept where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

         Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given notice of all meetings of the stockholders and special meeting of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to an instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation an to attest the affixing by his signature.
         Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability, or refusal to act, perform the duties and exercise the power of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.
         Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
         Section 13. If required by the board of directors, he shall give the corporation a bond (which shall be renewed ever six weeks) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
         Section 14. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the power of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI
                              CERTIFICATES OF STOCK
         Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.
         Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or .its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, if may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES
         Section  3. The board of  directors  may  direct a new  certificate  or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
                               TRANSFERS OF STOCK
         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
                               FIXING RECORD DATE
         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting or stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
                             REGISTERED STOCKHOLDERS
         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
                                   ARTICLE VII
                               GENERAL PROVISIONS
                                    DIVIDENDS
         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
                                ANNUAL STATEMENT
         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
                                     CHECKS
         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
                                                        FISCAL YEAR
         Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
                                                            SEAL
         Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and then words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
                                  ARTICLE VIII
                                   AMENDMENTS
         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

                                                                    Exhibit 5



                                December 8, 1997

The Sherwood Group, Inc.
Exchange Place Centre
10 Exchange Place
Jersey City, New Jersey  07302-3913

         Re:      The Sherwood Group, Inc.

Gentlemen:

         We have acted as counsel to The Sherwood Group, Inc. (the "Company") in connection with all proceedings relating to the authorization and proposed issuance and sale by you of shares of common stock, par value $.01 per share
("Common Stock") upon the exercise of stock options granted pursuant to The Sherwood Group, Inc. 1995 Stock Option Plan, as amended, (the "Plan"), as described in the Registration Statement on Form S-8 (the "Registration Statement"), filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Act").

                  Based upon our examination of such documents and proceedings as we have deemed necessary and pertinent, we are of the opinion that:

         1. The Sherwood Group, Inc. (the "Company") is a corporation duly organized and existing under the laws of the State of Delaware;

         2. The Plan has been duly authorized and approved by the Board of Directors and the stockholders of the Company;

         3. The shares of Common Stock reserved by the Board of Directors of the Company for issuance upon the exercise of stock options granted under the Plan have been duly authorized;

         4. When the shares of Common Stock are issued upon the due exercise of stock options granted in accordance with the Plan, such shares of Common Stock will be duly and validly issued and outstanding and will be fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                                    Very truly yours,

                                                    CRUMMY, DEL DEO, DOLAN,
                                                    GRIFFINGER & VECCHIONE
                                                    A Professional Corporation

                                                                  Exhibit 23.1


The Board of Directors
The Sherwood Group, Inc. and Subsidiaries

         We consent to the incorporation by reference herein of our report dated July 22, 1997, with respect to the consolidated statements of financial condition of The Sherwood Group, Inc. and Subsidiaries as of May 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1997, which report appears in the Form 10-K of The Sherwood Group, Inc. and Subsidiaries dated May 31, 1997.


                                                     KPMG Peat Marwick, LLP


New York, New York
December 5, 1997